UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 7, 2010
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723345 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700
Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On September 7, 2010, WESCO Distribution, Inc. (“WESCO Distribution”), a wholly owned subsidiary of WESCO International, Inc. (the “Company”), and WESCO Receivables Corp., an indirect wholly-owned subsidiary of the Company, entered into an amendment of their existing accounts receivable securitization facility (the “Receivables Facility”), pursuant to the terms and conditions of the Second Amendment (the “Amendment”) to Third Amended and Restated Receivables Purchase Agreement, dated as of April 13, 2009 (as amended, the “Agreement”) by and among WESCO Receivables Corp., WESCO Distribution, the Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as Administrator. The Amendment lowers the Program Fee, as defined in the Agreement, from 3.0% to 1.75%, lowers the Commitment Fee, as defined in the Agreement, from 1.0% to 0.75%, and clarifies terms included in the definition of Fixed Charges. The Amendment also extends the term of the Receivables Facility to September 6, 2013. Substantially all other terms and conditions of the Agreement remain unchanged.
The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the Amendment. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Amendment attached to this Current Report as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth in Item 1.01 above is hereby incorporated by reference in its entirety.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit 10.1	Second Amendment to Third Amended and Restated Receivables Purchase Agreement, dated as of
September 7, 2010, by and among WESCO Receivables Corp., WESCO Distribution, Inc., the
Purchasers and Purchaser Agents party thereto and PNC Bank, National Association, as
Administrator (filed herewith).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 7, 2010 (Date)	WESCO International, Inc.
/s/ Richard P. Heyse
Richard P. Heyse
Vice President and Chief Financial Officer